SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ---------

                                   Form 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                                 -------------

        Date of Report (Date of earliest event reported) April 30, 1997

                                   CULP, INC.

            (Exact name of registrant as specified in its charter)


        North Carolina                  0-12781                56-1001967

 (State or other jurisdiction    (Commission File No.)       (IRS Employer
       of incorporation)                                  Identification No.)



                             101 South Main Street
                       High Point, North Carolina  27260
                   (Address of principal executive offices)
                                (910) 889-5161
             (Registrant's telephone number, including area code)





         (Former name or former address, if changed since last report)

Item 5. Other Events

See Press Release (attached) dated April 30, 1997 related to the acquisition of the Upholstery Fabrics division of Phillips Industries, Inc.

See Financial Information Release (attached).

Forward Looking Information. The discussion in this Form 8-K contains forward-looking statements that are inherently subject to risks and uncertainties. Factors that could influence the matters discussed in the forward-looking statements include negotiation of a definitive agreement, which could affect the structure or substance of the proposed transaction, and the economic performance of the business acquired.





                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CULP, INC.
                                    (Registrant)


                              By:    Franklin N.Saxon
                                     Senior Vice President and
                                     Chief Financial Officer


                              By:    Stephen T. Hancock
                                     Stephen T. Hancock
                                     General Accounting Manager







                                   - MORE -

FOR IMMEDIATE RELEASE


                CULP TO ACQUIRE THE UPHOLSTERY FABRICS DIVISION
                            OF PHILLIPS INDUSTRIES

                       TRANSACTION VALUED AT $47 MILLION

HIGH POINT, North Carolina (April 30, 1997) Culp, Inc. (NYSE: CFI) today announced that it has signed a letter of intent to acquire the business and certain assets relating to the upholstery fabric businesses operating as Phillips Weaving Mills, Phillips Velvet Mills, Phillips Printing and Phillips Mills. These operating units are owned by Phillips Industries, Inc. which is a privately owned corporation based in High Point, North Carolina and owned by Dave Phillips, former Secretary of Commerce for the State of North Carolina. Closing of the transaction, which is subject to a definitive asset purchase agreement and certain other conditions set forth in the letter of intent, is expected within the next 60 days. The transaction is valued at approximately $47 million and involves the purchase of assets for cash, notes, consulting services and a non-compete agreement. In addition, there is the assumption of certain liabilities and contracts as well as the issuance of an option for 100,000 shares of stock valued at the market price on the day of closing.

      "We are excited about the opportunity to acquire this outstanding company and for Phillips to operate as a new business unit of Culp," remarked Robert G. Culp, III, chief executive officer. "Phillips is a successful, well-managed company that has achieved a strong competitive position as one of the nation's leading suppliers of upholstery fabrics. Phillips generated sales of approximately $53 million in 1996 from a broad line of woven jacquards, prints and velvets with innovative designs. These are product categories in which Culp also has an extensive marketing effort. The addition of Phillips will expand the range of our designs and our product versatility and thereby equip us to meet more of the needs of customers. Dave Phillips said, "Culp is a great company that provides an excellent opportunity for Phillips to utilize Culp's manufacturing resources, accelerate its growth and expand the volume of international sales."


CULP To Acquire Phillips Industries
Page 2
April 30, 1997
-------------------------------------------------------------------------------


      Culp commented, "The acquisition of Phillips would represent the latest in a series of acquisitions over the past several years that have helped position Culp as the world's largest manufacturer and marketer of upholstery fabrics for furniture. Coupled with a major capital investment initiative, these transactions have served not only to establish us as a vertically integrated marketing organization but also to broaden our product line. The trend is clearly toward further consolidation within the home furnishings industry, making it imperative for us to meet the standards imposed on suppliers by large furniture manufacturers. We are pleased that Culp's strong balance sheet has supported our continuing programs to meet higher product quality and delivery requirements as well as our interest in pursuing strategic acquisitions of complementary businesses."

      The assets that Culp has agreed to acquire include manufacturing facilities in Monroe and Jamestown, North Carolina. The facilities at Monroe produce woven jacquards, and the plant at Jamestown manufactures woven and tufted velvets. Additionally, the purchase includes a printed fabrics converting business located in High Point. The transaction also includes distribution centers in High Point, North Carolina, Tupelo, Mississippi and Los Angeles, California.

      Culp is the largest manufacturer and marketer of furniture upholstery fabrics in the world and is a leading producer of mattress ticking. The company's fabrics are used principally in the production of residential and commercial furniture and bedding products.

Dated:  April 30, 1997


                   CULP, INC. FINANCIAL INFORMATION RELEASE
 ACQUISITION OF THE UPHOLSTERY FABRICS DIVISION OF PHILLIPS INDUSTRIES, INC.
                                April 30, 1997

 A.    Acquisition Summary

     On April 30, 1997, Culp signed a LETTER OF INTENT to purchase the business and certain assets and assume certain liabilities of the upholstery fabrics division of Phillips Industries, Inc. (consisting of Phillips Weaving Mills, Inc. , Phillips Velvet Mills, Inc., Phillips Printing, Inc. and Phillips Mills, Inc. - hereinafter collectively referred to as "Phillips Mills" or "Phillips"). The transaction value is estimated at $ 46.6 million and includes cash , notes, assumption of debt, and stock options, as well as non-compete and consulting agreements. The acquisition will be accounted for as a purchase, and therefore the results of Phillips Mills from the closing date, which is expected in thirty to sixty days, will be included in Culp's results.

     The company believes the transaction will be considered an "asset purchase" for income tax purposes, and therefore any goodwill would be deductible for tax purposes over a 15 year period, and assets acquired and liabilities assumed would be recorded at their fair market values. The company estimates that income taxes could be reduced by approximately $ 14 million as a result of the deductibility of goodwill , the non-compete and consulting agreements , and the fair market value adjustment of the assets purchased, particularly fixed assets.

 B. What products does Phillips Mills market ; and what are annual sales by product line?

     The company believes Phillips Mills is about the 9th largest upholstery fabric supplier in the United States. According to the audited financial statements for the latest two fiscal years of Phillips Mills ending December 31, 1996 and December 31, 1995, sales were $53 million and $48 million, respectively; and sales by product line for those fiscal periods were: woven
jacquards -- $37 million and   $35 million ;  prints (primarily using flock
and cotton base fabrics) -- $11 million and $9 million ; and velvets (woven and tufted) -- $5 million and $4 million. EBITDA for Phillips Mills for the year ended December 31, 1996 was approximately $6.1 million (which excludes certain non-recurring items); this information was derived from the audited financial statements of Phillips Mills for the year ended December 31, 1996.

C. What are the capabilities of Phillips Mills and where are they located?

     Phillips Mills is headquartered in High Point, North Carolina with a jacquard weaving operation in Monroe, NC (near Charlotte), a velvet weaving and tufting operation in Jamestown, NC (near High Point) and a printed fabrics converting operation in High Point. Phillips also operates distribution warehouses in High Point, NC, Tupelo, MS , and Los Angeles, CA and has showrooms in High Point, NC and Tupelo, MS. Phillips Mills employs about 325 people, all of which are non union and are located in North Carolina.

      The Phillips Mills' design department creates all of its patterns internally with its staff of designers and stylists, using state-of-the-art CAD (computer-aided design) equipment. Their products are sold by independent sales agents in the United States and in international markets. Approximately 25 % of Phillips Mills annual sales volume is outside of the United States and this business includes sales to customers in about 15 countries. Additionally, Phillips Mills carries an "in-stock" program of certain products in its regional warehouses in High Point, Tupelo and Los Angeles to service small to medium furniture manufacturers on a "just-in-time" basis.

     The woven jacquard operation is modern and is comprised of two facilities totalling approximately 140,000 square feet on 15 acres of land. The plants include about 70 Dornier jacquard looms, as well as warping and texturing capabilities. About half of the looms have electronic jacquard heads and there are some air-jet weaving machines. All finishing and additional fabric processing are outsourced. All yarns, mostly made from polypropylene, polyester, acrylic and cotton fibers, are purchased from outside suppliers .

      The velvet facility, about 50,000 square feet, includes about 22 machines, both weaving and tufting, as well as warping and surface finishing capabilities. All finishing processes are outsourced. All yarns, mostly made from acrylic, polyester and polypropylene fibers, are purchased from outside suppliers.

       The printed fabrics converting operation purchases greige, or unfinished, fabrics from outside suppliers and has those fabrics printed by a commission printer who utilizes designs created by Phillips Mills. Approximately two thirds of the annual volume in this product line is wet-printed flock fabrics, and about one third is cotton prints and other items.


 D.    What's the composition of the transaction value (dollars in thousands)?

        Purchase of  certain assets                       $ 37,100
        Non-compete agreement                                5,000
        Consulting agreement                                 1,000
        Interest-bearing debt with banks and equipment
          vendors, assumed or paid at closing                3,000
        Acquisition costs  (legal, accounting,,
          Professional, etc.)                                  500
                                                          --------

            Transaction value                             $ 46,600
                                                          ========

E.    How will the acquisition be financed (dollars in thousands)?

        Bank debt (1)                                     $ 33,300
        Note payable to sellers  (2)                         7,300
        Non-compete agreement (3)                            5,000
        Consulting agreement (4)                             1,000
        Stock options   (5)                                 _______

            Transaction value                              $46,600
                                                           =======


 (1) Source is Culp's recently completed $125 million revolving credit facility. This assumes all of Phillips' bank and equipment vendor debt will be repaid at closing;
 (2) The key terms are: interest rate of 6%, payable quarterly; five year term with one payment at maturity; unsecured;
 (3) Payable in equal annual payments of $1.0 million for five years, beginning one year from closing ;
 (4) Payable in equal annual payments of $ 0.2 million for five years, beginning one year from closing;
 (5) The company is granting a stock option in the amount of 100,000 shares with an option term of six years; the option's exercise price is Culp's stock price on the closing date;

 F. What does Culp view as the principal business reasons for acquiring Phillips Mills ?

      The following is a summary of Culp's goals and the key elements of its business plan for Phillips Mills:

      1. APPLY CULP'S MANUFACTURING CAPABILITIES AND RESOURCES TO PHILLIPS ESTABLISHED BUSINESS

     Culp believes that Phillips has established several important market niches in its three product lines (woven jacquards, prints and velvets), especially with its focus on the casual contemporary styling category. Culp plans to make available its extensive and low cost vertically-integrated manufacturing capabilities to the business that Phillips has established, as well as to its current product development initiatives. Thereby, it will further leverage Phillips' marketing capability, which has its strength in design and styling, sales and distribution. .

     2.    VERTICALLY  INTEGRATE FINISHING

     Phillips Mills outsources its finishing requirements for all product lines (over 11 million yards per year) at an average cost believed to be substantially higher than Culp's manufacturing cost to finish its fabrics. Over the course of the first year, Culp would plan to finish all of Phillips Mills fabrics in Culp's existing plants.

     3.     ADDRESS YARN COSTS

     Culp believes it can lower raw material yarn costs for Phillips both by using yarns internally produced by the company and by applying the yarn prices that Culp receives from outside yarn suppliers to the yarn purchases of Phillips.

     4.    VERTICALLY INTEGRATE PRINTING AND FLOCKED GREIGE
             GOODS

     Phillips currently designs and converts its printed fabrics, which are about two-thirds wet-printed flock fabrics and one-third other fabrics. With Culp's new printing facility in Lumberton, NC and its new flock coating line in Burlington, NC, it can begin (over time) printing the Phillips requirements, as well as supplying the flock base fabrics. Additionally, Phillips Mills purchases other woven base fabrics for its printed fabrics product line that could possibly be produced at Culp's Rayonese facility, which manufactures woven greige (or unfinished) fabrics.

     5.    INCREASE INTERNATIONAL MARKETING EFFORTS

     About 25% of Phillips Mills sales are outside of the United States, and this market area has been growing well over the last two years for Phillips. With Culp's distribution network and expertise in servicing international customers , the company plans to increase the efforts to promote Phillips Mills products in international markets.

     6.    ORGANIZE  FIFTH BUSINESS UNIT

     Culp plans to operate Phillips Mills as its fifth business unit, taking advantage of the skilled management team that has been in place for several years at Phillips. With this organizational strategy, Culp believes there should be minimal disruption to Phillips customers.

     7.    SEEK "BACK OFFICE" AND DISTRIBUTION EFFICIENCIES

     As it has experienced in its previous acquisitions, Culp plans to realize operating efficiencies in the administrative (MIS, credit, financial and accounting, human resources) and distribution areas.